Exhibit 99.2


Thursday January 17, 8:06 am Eastern Time


Press Release


SOURCE: Staruni Corporation; The Hartcourt Companies, Inc.

Elephant Talk Ltd., a Hartcourt Subsidiary, Completed the Merger With Staruni Corporation

New Entity, Elephant Talk Communications Inc., Will Be Traded Under New Ticker Symbol, ETLK


LOS ANGELES, Jan. 17 /PRNewswire-FirstCall/ -- Staruni Corp. (OTC Bulletin
Board: SRUN - news) today announced the closing of the merger with Elephant Talk Limited, a subsidiary of The Hartcourt Companies, Inc. (OTC Bulletin Board: HRCT
- news). Staruni also announces the approval of a 1 for 10 reverse split. The company will change its name to Elephant Talk Communications, Inc. and commence trading of its shares on the US OTC Bulletin Board Market on January 22, 2002 under the ticker symbol ETLK. As a result of the merger, 51.8% of the outstanding shares will be distributed to The Hartcourt Companies Inc., 38.2% to the shareholders of Elephant Talk Limited and 10% to Staruni shareholders. Complete details are available in the coming 8K filing. Additional information can be found at www.elephanttalk.com .

"We are pleased to finalize the merger and commence trading of our shares in the US markets. The listing will allow us to raise the necessary capital for business expansion and unlock the valuation of our company," said Mr. Russelle Choi, President and CEO of Elephant Talk Communications, Inc. "The Company's strategy is to leverage our expertise and established relationships with carriers in the region to pursue early entry into selected deregulating markets in the PRC and Asian Pacific regions," added Mr. Choi. "We have also successfully signed new service agreements and are currently implementing interconnections with first tier North American carriers for terminating their minutes in the region. Fusing our established network with new technology expertise will consolidate our ability to provide high quality services to end-users and provide positive returns for our investors."

Hartcourt's CEO and President, Dr. Wallace Ching stated: "This is a rewarding event for Hartcourt and its shareholders. In a difficult environment, we have been able to execute our strategy to create market valuation for our assets. This is the first of our companies to become publicly traded and our Sinobull and AI-Asia divisions will follow, as planned. The process allows the newly trading companies to be valued in the public markets and enhances its ability to raise capital for further growth and acquisitions. It also provides Hartcourt leverage and liquidity over the ownership in the companies to facilitate new ventures and acquisitions of its own. As we rapidly develop the commerce framework between our companies, the synergy will create additional funding, marketing, and expansion opportunities to continue the successful deployment of our organizational plans."

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Elephant Talk is striving to become the leading Internet Telephony Service
Provider (ITSP) focusing on the deployment of IP-based communications services. The information technology and telecommunications sectors are experience rapid development. The Company is well positioned to capture market share in the expanding China market through its strategic partnerships and service agreements with various Chinese authorities, incumbent telecom houses, and state enterprises with nation-wide ISP, ICP, Call Centers and V-SAT licenses. Its recent partnership with JiTong Communications is an example of this strategy's success. In the coming quarters, the Company will be phase-launching its PC-to-Phone and PC-to-Fax services with strategic emphasis on Greater China markets.

About Elephant Talk Communications, Inc.

Elephant Talk Communications Inc. (ET) is a licensed ISR carrier (licenses including US FCC 214, HK ETS and ISP PNETS) providing voice, data transmission, pre-paid calling cards and ISP services. ET commenced operations as an international long distance services provider in late 1994 by establishing and operating hubs in Hong Kong and the US as its gateway to the North American and World carrier markets. The Company is a facility-based international long distance carrier offering highly reliable, low-cost switch-voice services for both the wholesale and retail market. ET is a brand-name provider of global long-distance telecom services and one of the leading international telecommunication service providers in Hong Kong. ET integrates advanced US telecommunication technologies to service China and Hong Kong's first tier telecommunications carrier markets, while facilitating price point and first-mover advantages for Hong Kong based carriers.

Forward-Looking Statement

Certain statements in this news release may constitute "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results, performance or achievement expressed or implied by such forward looking statements to differ materially from the forward-looking statements.

SOURCE: Staruni Corporation; The Hartcourt Companies, Inc.

















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